Exhibit 99.1
AMERICAN OIL & GAS INC.
1050 17th Street, Suite 2400, Denver, CO 80265
*** PROXY ***
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Patrick D. O’Brien and Andrew P. Calerich, or either of them, as proxies, with full power of substitution and revocation, the true and lawful attorney and proxies of the undersigned at the special meeting of stockholders of American Oil & Gas Inc. (the “Company”) to be held on [ • ] [ • ], 2010, at [ • ] [a/p].m., local time, at [ • ], or any adjournments thereof, to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of common stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Special Meeting with all powers the undersigned would possess if personally present at the Special Meeting, with respect to the matters set forth below and described in the Notice of the Special Meeting of Stockholders, dated [ • ] [ • ], 2010, and the accompanying proxy statement of the Company.
1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 27, 2010, by and among Hess Corporation, Hess Investment Corp. and American, pursuant to which American will become a wholly-owned subsidiary of Hess Corporation.

☐ For	☐ Against	☐ Abstain
2.	To approve adjournments or postponements of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger.

☐ For	☐ Against	☐ Abstain
3.	Any other business as may properly come before the Special Meeting or any adjournment thereof.

☐ For	☐ Against	☐ Abstain
Each of the Proxies is authorized to vote upon such other business that may properly come before the Special Meeting. The board of directors unanimously recommends that a vote “FOR” all proposals listed. If no directions are given by the person(s) executing this Proxy, the shares will be voted in favor of all listed proposals. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and unless otherwise specified, the shares will be voted for all proposals.
Please date and sign this Proxy exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated:                     , 2010

___________________________________	__________________________________	_____________, 2010
Please print or type your name here	Signature	Date

___________________________________	__________________________________	_____________, 2010
Please print or type your name here	Signature	Date
Please mark, sign, date and return this Proxy promptly to the addressee in the enclosed stamped envelope. If you have had a change of address, please print or type your new address(es) in the space below: